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                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY

                               AMENDMENT NUMBER 1
                                     TO THE
              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT



                  THIS AMENDMENT NUMBER 1 TO THE AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of April 1, 2002 (this "Amendment") is among FLEET BANK (RI), NATIONAL ASSOCIATION ("Fleet"), a national banking association, as Servicer, FLEET CREDIT CARD FUNDING TRUST ("FCCF"), a Delaware business trust, as Transferor, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee") under the Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 1993 and amended and restated as of January 1, 2002 (the "Pooling and Servicing Agreement"), among Fleet, as Servicer, FCCF, as Transferor and Bankers Trust Company, as Trustee for the Fleet Credit Card Master Trust II.

                                    RECITALS

                 WHEREAS, Fleet and FCCF wish to amend the Pooling and Servicing Agreement as provided herein in accordance with Section 13.01(a) of the Pooling and Servicing Agreement and the Trustee is willing to consent to such amendment upon the terms provided for herein.

                  NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Amendment to the Introductory Paragraph to the Pooling and Servicing Agreement. The introductory paragraph to the Pooling and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

                           AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
                  dated and effective as of December 1, 1993, as amended and restated as of January 1, 2002, among FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association, as Servicer, FLEET CREDIT CARD FUNDING TRUST, a Delaware business trust, as Transferor, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

         SECTION 2. Amendments to Definitions. Section 1.01 of the Pooling and Servicing Agreement shall be and hereby is amended as follows:

         (a) The second sentence of the definition of "Defaulted Receivables" is amended to read in its entirety as follows:

         A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the last day of the Monthly Period in which the related Account
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         becomes 180 days Contractually Delinquent unless the Obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the applicable Credit Card
         Guidelines.

         (b) The definition of "FCCF" is hereby amended to read in its entirety as follows:

                  "FCCF" shall mean Fleet Credit Card Funding Trust, a Delaware business trust, and its successors and assigns.

         (c) The definition of "Requirements of Law" is hereby amended to read in its entirety as follows:

                  "Requirements of Law" with respect to any Person shall mean the certificate of incorporation, certificate of formation, certificate of trust or articles of association and by-laws, limited liability company agreement, trust agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         SECTION 3. Representations and Warranties of the Transferors Relating to the Transferors. Subsections 2.03(a) and 2.03(b) of the Pooling and Servicing Agreement shall be and hereby are amended to read in their entireties, as follows:

        (a) Organization and Good Standing. Such Transferor is a national banking association, a corporation, a limited liability company or a business trust, duly organized, created or formed and validly existing in good standing under the laws of the jurisdiction of its organization, incorporation, creation or formation and has full power, authority and legal right to own its properties and conduct its consumer revolving lending business or its receivables purchase and transfer business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under the Receivables Purchase Agreement and each Assignment thereunder and under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

        (b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements), and has obtained all necessary licenses and approvals with respect to such Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Cardholder Agreement relating to an Account owned by such Transferor or any Receivable transferred to the Trustee by such Transferor unenforceable by such Transferor, the Servicer or the Trustee or would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement; provided, however, that no representation or warranty is made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby.


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         SECTION 4. Covenants of the Transferors. Section 2.07 of the Pooling
and Servicing Agreement shall be and hereby is amended as follows:

         (a) Subsection 2.07(j)(i) is hereby amended to read in its entirety as follows:

         (i) Maintain in full effect its existence, rights and franchises as a limited liability company or business trust under the laws of the state of its formation or creation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

         (b) Subsection 2.07(j)(vii) is hereby amended to read in its entirety as follows:

         (vii) Conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary formalities, including, but not limited to, holding all regular and special meetings of its governing board appropriate to authorize all actions of such Transferor, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular meetings of the governing board shall be held at least annually.

         (c) Subsection 2.07(j)(viii) is hereby amended to read in its entirety as follows:

         (viii) Ensure that its governing board shall at all times include at least one Independent Director or Independent Trustee (for purposes hereof, "Independent Director" or "Independent Trustee" shall mean any member of the governing board of such Transferor that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate of such Transferor which is not a special purpose entity, (y) a director of any Affiliate of such Transferor other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

         (d) Subsection 2.07(j)(xv) is hereby amended to read in its entirety as follows:

         (xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its organizational documents.

         SECTION 5. Amendment to Exhibit A to the Pooling and Servicing Agreement. Exhibit A to the Pooling and Servicing Agreement is hereby amended by deleting the first sentence in the fourth paragraph and inserting the following language:

                           This certifies that FLEET CREDIT CARD FUNDING TRUST is the registered owner of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders' Interest or the interest of any holder of a Supplemental Certificate pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of



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         December 1, 1993, as amended and restated as of January 1, 2002 (as amended and supplemented, the "Agreement"), between Fleet Credit Card Funding Trust, a Delaware business trust ("FCCF"), as Transferor, Fleet Bank (RI), National Association, a national banking association, as Servicer, and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee").

         SECTION 6. Amendment to Exhibit B to the Pooling and Servicing Agreement. Exhibit B to the Pooling and Servicing Agreement is hereby amended by deleting "Fleet Credit Card Funding, LLC, a Delaware limited liability company" in the introductory paragraph and inserting the following in its place:

                  Fleet Credit Card Funding Trust, a Delaware business trust

         SECTION 7. Amendment to Exhibit C to the Pooling and Servicing Agreement. Exhibit C to the Pooling and Servicing Agreement is hereby amended by deleting "Fleet Credit Card Funding, LLC, a Delaware limited liability company" in the introductory paragraph and inserting the following in its place:

                  Fleet Credit Card Funding Trust, a Delaware business trust

         SECTION 8. Amendment to Exhibit D to the Pooling and Servicing Agreement. Exhibit D to the Pooling and Servicing Agreement is hereby amended by deleting "Fleet Credit Card Funding, LLC" in the introductory paragraph and inserting "Fleet Credit Card Funding Trust" in its place.

         SECTION 9. Amendment to Exhibit E to the Pooling and Servicing Agreement. Exhibit E to the Pooling and Servicing Agreement is hereby amended as follows:

         (a)      The following addressee of Exhibit E-2 is hereby deleted:

                                    [Fleet Credit Card Funding, LLC
                                    680 Blair Mill Road
                                    Suite PA EH 066 01L
                                    Horsham, Pennsylvania  19044
                                    Attention: Linda Morris, General Counsel to Fleet Credit Card Funding, LLC]

and the following is inserted in its place:

                                    [Fleet Credit Card Funding Trust
                                    300 North Wakefield Drive
                                    Suite DE EH 60002P
                                    Newark, Delaware  19702
                                    Attention: President]

         (b) The last sentence is hereby amended by deleting "Fleet Credit Card Funding, LLC" and inserting "Fleet Credit Card Funding Trust" in its place.


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         SECTION 10. Effectiveness. The amendments provided for by this
Amendment shall become effective on the date (the "Effective Date") that each of the following events occur:

                  (a) FCCF shall have delivered to the Trustee an Officer's Certificate from FCCF stating that FCCF reasonably believes that the execution and delivery of this Amendment will not have an Adverse Effect.

                  (b) FCCF shall have received from each Rating Agency written confirmation that the execution and delivery of this Amendment will not result in the reduction or withdrawal of its current rating of any outstanding Series or Class of Investor Certificates.

                  (c) Each of the parties hereto shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

         SECTION 11. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

         SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

         SECTION 13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  FLEET BANK (RI), NATIONAL ASSOCIATION,
                                  Servicer


                                  By: /s/ Jeffrey A. Lipson
                                      -----------------------------------
                                        Name:     Jeffrey A. Lipson
                                        Title:    Vice President


                                  FLEET CREDIT CARD FUNDING TRUST,
                                  Transferor, formerly, Fleet Credit Card
                                  Funding,LLC


                                  By: /s/ Jeffrey A. Lipson
                                      -----------------------------------
                                        Name:     Jeffrey A. Lipson
                                        Title:    Vice President


                                  BANKERS TRUST COMPANY,
                                  not in its individual capacity,
                                  but solely as Trustee


                                  By: /s/ Peter Becker
                                      -----------------------------------
                                        Name:     Peter Becker
                                        Title:    Assistant Vice President




                  [Signature Page to Amendment Number 1 to the
              Amended and Restated Pooling and Servicing Agreement]